UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report - November 26, 2019

(Date of earliest event reported)

INVITATION HOMES INC.

(Exact name of registrant as specified in its charter)

Maryland	001-38004	90-0939055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Main Street, Suite 2000

Dallas TX 75201

(Address of principal executive offices, including zip code)

(972) 421-3600

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	INVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 26, 2019, certain investment funds affiliated with The Blackstone Group Inc. (the “Selling Stockholders”) completed the previously-announced underwritten public offering (the “Offering”) of 57,600,000 shares (the “Shares”) of common stock, $0.01 par value per share, of Invitation Homes Inc. (the “Company”).

In connection with the Offering, the Selling Stockholders and the Company entered into an underwriting agreement, dated as of November 20, 2019 (the “Underwriting Agreement”), by and among the Company, Invitation Homes Operating Partnership LP, the Selling Stockholders and Morgan Stanley & Co. LLC, as underwriter. Subject to the terms and conditions stated in the Underwriting Agreement, the underwriter agreed to purchase, and the Selling Stockholders agreed to sell to the underwriter, the number of Shares set forth opposite such Selling Stockholder’s name in Schedule II thereto. The Company did not receive any proceeds from the sale of the Shares by the Selling Stockholders.

The above description of the Underwriting Agreement does not purport to be a complete summary of and is subject to and qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is attached to this Current Report on Form 8-K

1.1	Underwriting Agreement, dated as of November 20, 2019, by and among Invitation Homes Inc., Invitation Homes Operating Partnership LP, the Selling Stockholders and Morgan Stanley & Co. LLC.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: November 26, 2019	INVITATION HOMES INC.

	By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer